UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grants to Chief Executive Officer

On January 20, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Baudax Bio, Inc. (the “Company”) approved 2020 bonus compensation for Gerri Henwood, Chief Executive Officer of the Company. The Committee approved a total bonus amount of $222,480, to be paid 50% in cash and 50% in equity of the Company in lieu of cash. In respect of the equity portion of Ms. Henwood’s 2020 bonus, the Committee issued 65,435 restricted stock units (“RSUs”) to Ms. Henwood, which will vest on December 15, 2021. The settlement of these RSUs in common stock of the Company, par value $0.01 per share (“Common Stock”) is contingent upon the occurrence of the 2021 annual evergreen renewal under the Company’s 2019 Equity Incentive Plan (the “Plan”). If such evergreen renewal does not occur, these RSUs will be settled in cash.

On January 20, 2021, the Committee also granted equity awards to Ms. Henwood as a portion of her 2021 compensation, consisting of both a stock option and performance-based restricted stock units (“PRSUs”). The option award is with respect to 821,168 shares of Common Stock and has an exercise price of $1.70 per share. The option will vest monthly over forty-eight (48) months, provided that no exercise may occur unless and until the 2021 annual evergreen renewal under the Plan occurs. If such evergreen renewal does not occur, these options will be forfeited. The PRSU award consists of 529,412 PRSUs, the vesting of which will be tied to certain performance criteria. Units earned will vest and become payable on January 20, 2024, subject to Ms. Henwood’s continued service through that date. If Ms. Henwood resigns with good reason or is terminated without cause (an “Involuntary Termination”) during the performance period, a pro-rata portion of the PRSUs will remain outstanding and will vest based on actual performance during the performance period. However, if such an Involuntary Termination occurs during the applicable performance period and within one year following a change in control, the full number of PRSUs will then vest immediately. If an Involuntary Termination occurs after the end of the performance period but before the otherwise applicable vesting date, any earned units will then vest immediately. The settlement of these PRSUs in stock is contingent upon the occurrence of the 2021 annual evergreen renewal under the Plan, and if such evergreen renewal does not occur, these RSUs will be settled in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: January 26, 2021